EXHIBIT 99.2
Sarah Zaozirny Director - Investor Relations
Investor Update	Issue Date:	April 15, 2004

This report contains forward-looking statements that are not limited to historical facts, but reflect our current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in our 2003 10-K and our other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition and industry conditions including the demand for air travel, airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. In addition to the foregoing risks, there can be no assurance that the company will be able to achieve the pre-tax benefits from the revenue-generating and cost-reducing initiatives discussed previously, some of which will depend, among other matters, on customer acceptance and competitor actions. We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.
Current News

First Quarter 2004 Results: Today Continental reported a first quarter net loss of $124 million ($1.88 diluted loss per share). These results include previously announced after-tax special charges of $35 million, primarily related to the termination of a 1993 service agreement with United Micronesian Development Association and the permanent grounding of three MD-80 aircraft during the quarter. Excluding these items, Continental would have reported a net loss of $89 million ($1.36 diluted loss per share).

$500 Million Cost Savings Initiative Update: During the first quarter we realized approximately $118 million of savings related to these initiatives and are on-target to reach our goal of $500 million.

Debt and Capital Leases: For the quarter ending 3/31/04, total Debt and Capital Leases were $6.1 billion, of which $5.7 billion is debt. Of the $5.7 billion in debt, $438 million is current.

Please note that we have changed the presentation of fuel related taxes. Previously, fuel related taxes were recorded in Other Operating Expenses. We now record fuel related taxes in the Fuel Expense and Related Taxes line item and have reclassified prior year amounts to conform to this presentation. Fuel taxes, along with fuel expense, are now excluded in our Cost per Available Seat Mile ex-Fuel (CASM ex-Fuel) guidance.

Tax Sharing Agreement with ExpressJet Holding, Inc.
Continental expects to receive approximately $40 million in 2004 and $20 million in 2005 related to a tax-sharing agreement with ExpressJet Holdings, Inc. During the first quarter 2004, Continental received $12 million related to this agreement. For more information regarding this tax-sharing agreement, please see our 2003 10-K.

Targeted Cash Balance

Continental ended the first quarter with $1.6 billion in cash and short-term investments, of which $175 million is restricted. Continental anticipates ending the second quarter of 2004 with a cash and short-term investments balance of approximately $1.7 billion, including restricted cash.

Advanced Bookings - Six Week Outlook

Domestic bookings through May are running about on par with last year on about 3% more capacity. We expect domestic load factors will be strong throughout the second quarter and will most likely average up about 1 pt over last year. For the second quarter we expect domestic yields to be down slightly year-over-year (yoy).

TransAtlantic bookings through the end of May average up about 3 pts versus the same period last year. For the second quarter, we expect load factors to be flat to up slightly yoy despite a capacity increase of nearly 30%.

Latin bookings currently indicate load factors will be flat to up slightly for the second quarter. With the movement of Easter to earlier in the month of April, much of the outbound traffic in 2004 was captured the last week of March. In addition, last year the war in Iraq did not have as negative an impact on the Latin region as it did on the Pacific and Trans-Atlantic regions.

Pacific bookings for April/May should finish well ahead of last year due to the negative impact on bookings last year due mainly to SARS as well as the war in Iraq. We expect second quarter load factor in the Pacific will improve by about 10 pts yoy.

2004 Estimated Year-over-Year %Change
ASMs	2nd Qtr.(E)	Full Year(E)
Domestic Latin America Transatlantic Pacific Total Mainline System Regional	4.9% 13.1% 29.8% 25.7% 11.8% 26.5%	1.8% 10.6% 19.6% 9.0% 6.7% 24.0%
2004 Estimate
Load Factor	2nd Qtr.(E)	Full Year(E)
Mainline Regional	77 - 78% 73 - 74%	76 - 77% 71 - 72%
2004 Estimate (cents)
Mainline Operating Statistics	2nd Qtr.(E)	Full Year(E)
CASM Less: Special items per ASM (a) CASM Less Special Items (b) Fuel Cost & Fuel Taxes per ASM CASM Less Fuel, Fuel Taxes & Special Items (c)	9.27 - 9.32 - 9.27 - 9.32 1.60 7.67 - 7.72	9.42 - 9.47 0.07 9.35 - 9.40 1.58 7.78 - 7.83

2004 Estimate (cents)
Consolidated Operating Statistics	2nd Qtr.(E)	Full Year(E)
CASM Less: Special items per ASM (a) CASM Less Special Items (b) Fuel Cost & Fuel Taxes per ASM CASM less Fuel, Fuel Taxes & Special Items (c)	10.10 - 10.15 - 10.10 - 10.15 1.69 8.41 - 8.46	10.25 - 10.30 0.06 10.19 - 10.24 1.67 8.52 - 8.57

Consolidated is defined as mainline plus regional.

2004 Estimate
Fuel Gallons Consumed	2nd Qtr.(E)	Full Year(E)
Mainline Regional Fuel Price per Gallon (including fuel taxes)	339 Million 64 Million $1.01	1,319 Million 258 Million $1.00

Please note that we have changed the presentation of fuel price per gallon to include related taxes on fuel.
Fuel Hedges	% of Volume Hedged	Wtd. Average Strike Price of Caps
Second Quarter Third Quarter Third Quarter Total Fourth Quarter Fourth Quarter Total	80% 20% 25% 45% 20% 25% 45%	$40.00/Barrel $32.00/Barrel $40.00/Barrel $36.40/Barrel $32.00/Barrel $40.00/Barrel $36.50/Barrel
2004 Estimated Amounts ($Millions)
Selected Expense Amounts	2nd Qtr.(E)	Full Year(E)
Aircraft Rent Landing Fees & Other Rentals Depreciation & Amortization Net Interest Expense	$220 $160 $105 $90	$890 $640 $420 $355

Continental Airlines, Inc. Tax Computation
2004 Estimate
	2nd Qtr.(E)	Full Year(E)
Taxes on Consolidated Profit/(Loss) Permanent Tax Differences Total Tax	Tax Rate of 36.8% $ 2.5 Million Sum of the Above	Tax Rate of 36.8% $10 Million Sum of the Above	Debit /(Credit) Debit Debit/(Credit)

Permanent tax differences are primarily related to non-deductible per diems, meals and entertainment.

Cash Capital Expenditures	2004 Estimate ($Millions)
Fleet & Fleet Related Non-Fleet Rotable Parts & Capitalized Interest Total Net Purchase Deposits Total Cash Capital Expenditures	$70 125 65 $260 (115) $145

EPS Estimated Share Count
Share count estimates for calculating basic and diluted earnings per share at different income levels are as follows:

Second Quarter 2004 (Millions)
Quarterly	Number of Shares
Earnings Level	Basic	Diluted	Interest Addback
Over $36 Between $19 - $36 Between $0 - $19 Net Loss	66.1 66.1 66.1 66.1	75.3 71.2 66.2 66.1	$3.6 $1.4 -- --
Full Year 2004 (Millions)
Year-to-date	Number of Shares
Earnings Level	Basic	Diluted	Interest Addback
Over $142 Between $75 - $142 Between $0 - $75 Net Loss	66.2 66.2 66.2 66.2	75.4 71.3 66.3 66.2	$14.2 $5.7 -- --

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual EPS calculation will likely be different from those set forth above.

Fleet News

Continental Airlines Fleet Plan
Includes Continental, Continental Micronesia and Continental Express
April 15, 2004
Firm Commitments Less Planned Retirements
	Total	Net Inductions and Exits		Total
Mainline	YE 2003	2004E	2005E	YE 2005E
777-200ER 767-400ER 767-200ER 757-300 757-200 737-900 737-800 MD-80 737-700 737-300 737-500	18 16 10 4 41 12 81 23 36 51 63	- - - 5 - - 11 (20) - (1) -	- - - - - - 7 (3) - (6) -	18 16 10 9 41 12 99 - 36 44 63
Total	355	(5)	(2)	348

Regional
ERJ-145XR ERJ-145 ERJ-135	54 140 30	21 - -	21 - -	96 140 30
Total	224	21	21	266

Total Count	579	16	19	614

Reconciliation of GAAP to Non-GAAP Financial Information
(millions except for per share data)
Net Income and Diluted Earnings Per Share	1st Qtr 2004
(in millions except per share data)	Net Income (Loss)

Net Income (Loss)
Items excluded
  Lease exit costs for grounded MD-80 aircraft   Termination of service agreement
  Other
Net Income for Computing Diluted
  Earnings per Share Excluding Above Items

Shares
Diluted Earnings (Loss) per Share,
  Excluding Above Items

$(124) 12 22 1 $(89) 65.9 ($1.36)

Reconciliation of GAAP to Non-GAAP Financial Information
(millions except CASM data)
Mainline CASM	2nd Qtr.(E)		Full Year(E)
Operating Expenses - GAAP	$ 1,987	1,997	$ 7,879	$ 7,921
Items Excluded
Special Charges	$ -	$ -	$ (55)	$ (55)
Aircraft Fuel & Related Taxes	$ (342)	$ (342)	$ (1,319)	$ (1,319)
Operating Expenses - Non GAAP	$ 1,644	$ 1,655	$ 6,505	$ 6,547

ASMs (millions)	21,430	21,430	83,640	83,640

CASM-GAAP (cents)	9.27	9.32	9.42	9.47
CASM Less Special Items (b)	9.27	9.32	9.35	9.40
CASM Less Fuel, Fuel Taxes & Special Items - Non-GAAP (cents) (c)	7.67	7.72	7.78	7.83

Consolidated CASM (Mainline plus Regional)	2nd Qtr.(E)		Full Year(E)
Operating Expenses - GAAP	$ 2,427	$ 2,439	$ 9,644	$ 9,691
Items Excluded
Special Charges	$ -	$ -	$ (55)	$ (55)
Aircraft Fuel & Related Taxes	$ (407)	$ (407)	$ (1,577)	$ (1,577)
Operating Expenses - Non GAAP	$ 2,020	$ 2,032	$ 8,012	$ 8,059

ASMs	24,030	24,030	94,085	94,085

CASM-Non-GAAP (cents)	10.10	10.15	10.25	10.30
CASM Less Special Items (b)	10.10	10.15	10.19	10.24
CASM Excluding Fuel, Fuel Taxes & Special Items - Non-GAAP (cents) (c)	8.41	8.46	8.52	8.57

(a) Special items include $55 million of pre-tax charges during the first quarter of 2004.

(b) Cost per available seat mile excluding special items is computed by subtracting special items from operating expenses and dividing by available seat miles. This statistic provides management and investors the ability to measure and monitor Continental's cost performance on a consistent basis.

(c) Cost per available seat mile excluding fuel, fuel taxes and special items is computed by multiplying fuel price per gallon, including fuel taxes, by fuel gallons consumed and subtracting that amount from operating expenses then dividing by available seat miles. This statistic provides management and investors the ability to measure and monitor Continental's cost performance absent fuel price volatility. Both the cost and availability of fuel are subject to many economic and political factors and therefore are beyond our control.